AMENDMENT NO. 1 TO THE
CREDIT AGREEMENT
Dated as of April 22, 2016
AMENDMENT NO. 1 TO THE CREDIT AGREEMENT (the “Amendment”) among CSC Computer Sciences UK Holdings Limited (company number 07073338), a company incorporated in England (the “Borrower”), Computer Sciences Corporation, a Nevada corporation (the “Company”), the Lenders (as defined below) party hereto and Lloyds Bank plc, as administrative agent (the “Administrative Agent”) for the Lenders.
PRELIMINARY STATEMENTS:
(1)    The Borrower, the Company, lenders from time to time party thereto (the “Lenders”) and the Administrative Agent have entered into a Credit Agreement dated as of December 16, 2015 (as amended, supplemented or otherwise modified through the date hereof, the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.
(2)    The Borrower, the Company and the Majority Lenders desire to amend the Credit Agreement as hereinafter set forth.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1.    Amendments to Credit Agreement.The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended as follows:
(a)    The definition of “Consolidated EBITDA” in Section 1.01 is amended by amending clause (b) thereof as follows:
(i)    the expression “(except in the case of clause (b)(xvii) below)” is added between “to the extent” and “deducted in determining net income for such period” at the beginning of such clause (b); and
(ii)    a new subclause (xvii) is added at the end thereof to read as follows:
plus (xvii) cost savings, operating expense reductions and synergies resulting from, or related to, mergers and other business combinations, acquisitions, divestitures, restructurings, cost savings initiatives and other similar initiatives and actions that are projected by the Company in good faith to be realized within 12 months from the fiscal quarter ended immediately after a merger or other business combination, acquisition or divestiture is consummated or any other restructuring, cost savings initiative or other initiative or action (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided that the aggregate amount of cost savings, operating expense reductions and synergies included pursuant to this clause (xvii), other than any cost savings, operating expense reductions and synergies of the type that would be permitted to be included in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act of 1933, as amended, shall not exceed $100,000,000; provided further that no cost savings, operating expense reductions and synergies shall be added back pursuant to this clause (xvii) to the extent duplicative of any expenses or charges otherwise added back to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period,
(b)    Section 9.07 is amended by changing each reference (other than in the section heading to Section 9.07(b)(vi)) to “natural Person” to read “natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person)”.
(c)    The first paragraph of Section 9.19 is amended by adding to the end thereof a new sentence to read as follows:
In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement and the other Loan Documents.
SECTION 2.    Conditions of Effectiveness.This Amendment shall become effective as of the date first above written when, and only when, the Administrative Agent shall have received counterparts of this Amendment executed by the Borrower, the Company and the Majority Lenders or, as to any Lender, evidence satisfactory to the Administrative Agent that such Lender has executed this Amendment.
SECTION 3.    Representations and Warranties of the Company.The Company represents and warrants that (i) the representations and warranties of the Company set forth in Section 4.01 of the Credit Agreement are correct in all material respects (except those representations and warranties qualified by materiality, which shall be true and correct) on and as of the date hereof as though made on and as of such date, except to the extent that any such representation or warranty expressly relates only to an earlier date, in which case it was correct as of such earlier date and (ii) no event has occurred and is continuing which constitutes an Event of Default or a Potential Event of Default.
SECTION 4.    Reference to and Effect on the Credit Agreement and the Other Loan Documents.
(a)    On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in any other Loan Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.
(b)    The Credit Agreement and the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
(c)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.
(d)     This Amendment is subject to the provisions of Section 9.01 of the Credit Agreement and constitutes a Loan Document.
SECTION 5.    Costs and Expenses.The Borrower agrees to pay promptly on demand all reasonable costs and out-of-pocket expenses of the Administrative Agent (in its capacity as such) in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment (including, without limitation, the reasonable fees and out-of-pocket expenses of a single counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities hereunder) in accordance with the terms of Section 9.04 of the Credit Agreement.
SECTION 6.    Execution in Counterparts.This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.
SECTION 7.    Governing Law.This Amendment shall be governed by, and construed in accordance with, the laws of England.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CSC COMPUTER SCIENCES UK HOLDINGS LIMITED, a company incorporated in England, as the Borrower
By:	/s/ Mark Greenhalgh
Name: Mark Greenhalgh
Title: Director

COMPUTER SCIENCES CORPORATION, a Nevada corporation, as the Company
By:	/s/ H.C. Charles Diao
Name: H.C. Charles Diao
Title: Vice President, Finance and Corporate Treasurer

LLOYDS BANK PLC, as Administrative Agent
By:	/s/ Nicola Keay
Name: Nicola Keay
Title: Associate Director

LLOYDS BANK PLC, as a Lender
By:	/s/ C. Sood-Nicholls
Name: C. Sood-Nicholls
Title: Managing Director, Global Services

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender
By:	/s/ Lillian Kim
Name: Lillian Kim
Title: Director

MIZUHO BANK, LTD., as a Lender
By:	/s/ David Lim
Name: David Lim
Title: Authorized Signatory